UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2008
Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)
215 Centerview Drive
Suite 360
Brentwood, Tennessee 37027
(Address of principal executive offices)
(615) 369-1914
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act.
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Gene Burleson as Interim Chief Executive Officer
On September 25, 2008, Gene Burleson was appointed as interim Chief Executive Officer of Pet DRx Corporation (the “Company”), effective as of September 25, 2008. The Compensation Committee of the Board is engaged in discussions with Mr. Burleson relating to the terms of his engagement, including his compensation, pursuant to which he would serve as interim CEO of the Company. Mr. Burleson has no familial relationships with any Executive Officer or Director of the Company. There have been no transactions in which the Company has participated and in which Mr. Burleson has had direct or indirect interest involving in excess of $120,000 since January 1, 2007.
Mr. Burleson, age 67, serves as the Company’s Chairman of the Board and has served as a director of the Company since its formation in June 2005. Mr. Burleson also served as the Chief Executive Officer of the Company from its formation in June 2005 until it merged with XLNT Veterinary Care, Inc. Mr. Burleson served as Chairman of the board of directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from January 2000 to June 2002. Mr. Burleson also served as Chairman of the board of directors of Alterra Healthcare Corporation, a developer and operator of assisted living facilities, during 2003 and as a member of the board of directors from 1995 to 2003. Mr. Burleson also served on the board of directors of Deckers Outdoor Corporation (Nasdaq:DECK), an outdoor shoe company, where he served from 1993 until 2008; and Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations from 2004 to 2008. Mr. Burleson currently serves on the board of directors of: SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals; and Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems. In addition, Mr. Burleson is involved with several private companies, including Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Footcare Associates, Inc., a provider of therapeutic and diabetic footwear; and David Braun Productions, Inc., a producer of children’s television programming. Mr. Burleson served as Chairman of the board of directors of GranCare (formerly an NYSE listed company) from 1989 to 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare from 1990 to 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services, Inc. in 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. (formerly an NYSE listed company). Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services, Inc. in 1997. From 1986 to 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of American Medical International, one of the largest owners and operators of acute care hospitals in the nation. Based in London from 1981 to 1986, Mr. Burleson served as Managing Director of AMI’s international operations. Mr. Burleson graduated from East Tennessee State University with a Bachelor of Science in accounting and earned an M.B.A. in 1972.

Resignation of Robert Wallace as CEO and director
On September 25, 2008, Mr. Robert Wallace resigned as chief executive officer and a director of the Company effective on September 25, 2008. Mr. Wallace’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On September 25, 2008, the Company entered into a separation agreement with Mr. Wallace in connection with his resignation. The separation agreement includes a mutual non-disparagement clause and a general release of any claims against the Company by Mr. Wallace. The separation agreement also provides that Mr. Wallace will be entitled to indemnification from the Company for acts and omissions while he was employed by, or served as a director of the Company, consistent with the certificate of incorporation and by-laws of the Company. The separation agreement also provides that the Company will reimburse Mr. Wallace for up to $5,000.00 in actual out of pocket legal expenses in connection with the legal review of the separation agreement and related matters. The separation agreement also provides that, in order to ensure a smooth transition after his resignation, Mr. Wallace will serve as an independent advisor to the Company pursuant to an independent advisor consulting agreement. The independent advisor consulting agreement was included as an exhibit to the separation agreement. Under the independent advisor consulting agreement, Mr. Wallace will provide consulting and advisory services for the Company and assist with transition matters that relate to his prior duties with the Company. He will also assist in matters relating to business development activities, certain real estate sale-and-leaseback transactions and other matters. Mr. Wallace will receive a monthly fee of $25,000 for these services. He will also receive a success fee in connection with the acquisition of certain target hospitals. The success fee will be equal to one percent of the trailing twelve month revenue of such target hospital. In addition, Mr. Wallace will receive a transaction fee in connection with the consummation of any sale-and-leaseback transaction in which he is involved. The transaction fee will be equal to one percent of the net proceeds realized by the Company from the sale of its real estate asset. Mr. Wallace will not be eligible for any success fee or transaction fee in connection with any acquisition or sale-and-leaseback transaction that is consummated more than ninety days after the termination of the independent advisor consulting agreement. The independent advisor consulting agreement will terminate on November 30, 2008.
In connection with Mr. Wallace’s resignation, the parties to that certain Co-Sale Agreement (filed as Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2008) have released Mr. Wallace from any future obligations thereunder.
Appointment of Gary Brukardt as Director
On September 25, 2008, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Pet DRx Corporation (the “Company”), appointed Gary Brukardt as a director of the Company effective as of September 25, 2008, filling the vacancy created by the resignation of Robert Wallace described above. Mr. Brukardt was appointed pursuant to the terms of the Board Voting Agreement filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2008. Mr. Brukardt will serve on the Company’s Compensation Committee. Mr. Brukardt has no familial relationships with any Executive Officer or Director of the Company.

There have been no transactions in which the Company has participated and in which Mr. Brukardt has had direct or indirect interest involving in excess of $120,000 since January 1, 2007.
In connection with Mr. Brukardt’s appointment to the Board, the Company’s Board of Directors awarded Mr. Brukardt a grant of options to purchase 65,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan with an exercise price equal to $6.50 per share, which represents a significant premium over the closing price of the Company’s common stock on the date of grant as reported on the Nasdaq Capital Market. These options will vest in full one year from the date of grant.
Mr. Brukardt, age 62, has more than 30 years of varied healthcare experience and currently serves as chairman and chief executive officer of Specialty Care Services Group, a healthcare company based in Nashville, Tennessee. From 2003 until March of 2006, Mr. Brukardt served as a director, president and chief executive officer of Renal Care Group (now Fresenius Medical Care), a provider of dialysis services to patients with chronic kidney failure. Mr. Brukardt also served as executive vice president and chief operating officer of Renal Care Group from 1996 until 2003. Mr. Brukardt helped grow Renal Care Group into the third largest dialysis provider in the nation. Renal Care Group provided dialysis and ancillary services to over 32,300 patients through 456 outpatient dialysis centers in 34 states in addition to providing acute dialysis services to more than 200 hospitals. Renal Care Group was acquired by Fresenius Medical Care in March of 2006. Prior to joining Renal Care Group, Mr. Brukardt served as executive vice president of Baptist Health Care affiliates as well as chairman and president of HealthNet, a managed care company. Mr. Brukardt also served as a director of Echo Healthcare Acquisition Corp. from 2005 to January 4, 2008. Mr. Brukardt received his B.A. from the University of Wisconsin at Oshkosh and earned an MBA from Thunderbird, The Garvin School of International Management in Arizona.
A copy of the press release announcing (i) Mr. Burleson’s appointment as Interim Chief Executive Officer of the Company, (ii) Mr. Wallace’s resignation as Chief Executive Officer and a director of the Company and (iii) Mr. Brukardt’s appointment as Chairman of the Board of the Company, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Press Release dated October 1, 2008 issued by Pet DRx Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET DRX CORPORATION
	By:	/s/ George A. Villasana
		Name:	George A. Villasana
Date: October 1, 2008		Title:	Executive Vice President, General Counsel & Secretary